BANC OF CALIFORNIA, INC.
3 MACARTHUR PLACE
SANTA ANA, CALIFORNIA 92707

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BANC2021SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D53278-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BANC OF CALIFORNIA, INC.

The BOC board of directors has approved the merger and the issuance of BOC common stock in connection with the merger and recommends that you vote "FOR" the BOC merger proposal, "FOR" the BOC stock issuance proposal and "FOR" the BOC adjournment proposal.

	For	Against	Abstain
1. *BOC Merger Proposal.* To approve the merger pursuant to the terms of the Agreement and Plan of Merger, dated as of March 22, 2021, by and between BOC and Pacific Mercantile Bancorp, as such agreement may be amended from time to time.	☐	☐	☐
2. *BOC Stock Issuance Proposal.* To approve the issuance of common stock of BOC in connection with the merger.	☐	☐	☐
3. *BOC Adjournment Proposal.* To approve one or more adjournments of the BOC special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies if there are insufficient votes at the time of the BOC special meeting to approve the BOC merger proposal or the BOC stock issuance proposal.	☐	☐	☐

The undersigned acknowledges receipt, prior to the execution of this proxy, of the notice of the BOC special meeting and the joint proxy statement/prospectus.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The joint proxy statement/prospectus is available at www.proxyvote.com.

D53279-TBD

BANC OF CALIFORNIA, INC.
Special Meeting of Stockholders
______, 2021
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Jared M. Wolff, Lynn M. Hopkins and Ido Dotan, or each of them with the full power to act without the other, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of BANC OF CALIFORNIA, INC. ("BOC") that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders of BOC (the "BOC Special Meeting") to be held on ______, 2021 at ______.m, Pacific Time, virtually at www.virtualshareholdermeeting.com/BANC2021SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side